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                                  EXHIBIT 13.3

                   Summarized Quarterly Financial Information

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First West Virginia Bancorp, Inc.
Summarized Quarterly Financial Information
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   A summary of selected quarterly financial information follows:

                                                    First          Second
          2002                                     Quarter         Quarter
                                                -------------   -------------
   Total interest income                      $    3,442,323       3,659,721
   Total interest expense                          1,273,474       1,300,488
   Net interest income                             2,168,849       2,359,233
   Provision for loan losses                         150,000         150,000
   Investment Securities Gain (Loss)                  17,477          (4,974)
   Total other income                                229,059         241,130
   Total other expenses                            1,420,298       1,560,353
   Income before income taxes                        845,087         885,036
   Net income                                        610,964         636,357
   Net income per share                                  .40             .41

                                          First          Second           Third          Fourth
          2001                           Quarter         Quarter         Quarter         Quarter
                                      -------------   -------------   -------------   -------------
   Total interest income            $    3,780,886  $    3,790,938  $    3,672,678  $    3,527,709
   Total interest expense                1,792,532       1,675,215       1,592,311       1,362,009
   Net interest income                   1,988,354       2,115,723       2,080,367       2,165,700
   Provision for loan losses               141,000         141,000         141,000         150,000
   Investment Securities Gain (Loss)         1,647           6,244               0               2
   Total other income                      205,944         243,005         257,633         227,535
   Total other expenses                  1,216,328       1,376,815       1,302,088       1,429,237
   Income before income taxes              838,617         847,157         894,912         814,000
   Net income                              582,165         603,218         638,858         588,162
   Net income per share                        .38             .39             .42             .38

                                          First          Second           Third          Fourth
          2000                           Quarter         Quarter         Quarter         Quarter
                                      -------------   -------------   -------------  -------------
   Total interest income                $3,497,338  $    3,652,438  $    3,830,686  $    3,888,939
   Total interest expense                1,592,567       1,717,471       1,880,663       1,964,826
   Net interest income                   1,904,771       1,934,967       1,950,023       1,924,113
   Provision for loan losses                97,500          97,500         100,500         141,000
   Investment Securities Gain (Loss)        23,443               0               0               4
   Total other income                      207,183         191,360         231,450         226,688
   Total other expenses                  1,227,411       1,204,469       1,204,439       1,179,994
   Income before income taxes              810,486         824,358         876,534         829,811
   Net income                              559,543         584,860         603,940         577,563
   Net income per share (1)                    .36             .38             .39             .38

   (1) Adjusted for the 2 percent common stock dividend to stockholders of record as of December 1, 2000.

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